UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 21, 2017
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2017, the Board of Directors of Ohio Valley Banc Corp. (the "Company") unanimously elected Kimberly A. Canady and Edward J. Robbins to serve on the Board of Directors of the Company effective February 28, 2017.  Mrs. Canady was elected in the class of directors whose terms expire at the annual meeting of shareholders in 2017 and appointed to the Audit Committee of the Company effective February 28, 2017. Mr. Robbins was elected in the class of directors whose terms expire at the annual meeting of shareholders in 2019 and appointed to the Nominating and Corporate Governance Committee of the Company effective February 28, 2017.  On February 21, 2017, Mrs. Canady and Mr. Robbins were also elected by the Company as the sole shareholder of The Ohio Valley Bank Company (the "Bank"), a wholly-owned subsidiary of the Company, to serve on the Board of Directors of the Bank effective February 28, 2017.

In their capacity as non-employee directors of the Company, Mrs. Canady and Mr. Robbins will receive the director fees and benefits that other non-employee directors receive, as disclosed in Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  They are expected to execute an agreement under the Director Retirement Plan in the form of the agreement attached as Exhibit 10.3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Bank has banking transactions in the ordinary course of the Bank's business with Mrs. Canady and Mr. Robbins and their family members and entities with which they are associated.  All loans by the Bank in which either Mrs. Canady or Mr. Robbins or any "related person" within the meaning of Item 404(a) of Regulation S-K of the Securities and Exchange Commission has or will have a direct or indirect material interest since the beginning of fiscal year 2016 (a) were not disclosed as nonaccrual, past due, restructured or potential problems; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.

A copy of a press release issued on February 21, 2017, announcing Mrs. Canady's and Mr. Robbins' elections is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Ohio Valley Banc Corp. on February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	February 23, 2017	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Ohio Valley Banc Corp. on February 21, 2017.